Exhibit 32.1

CERTIFICATION REQUIRED BY

SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Overland Storage, Inc. (the Company), that, to the best of his knowledge, the Annual Report of the Company on Form 10-K for the fiscal year ended July 2, 2006 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Dated: September 15, 2006

/s/ Christopher Calisi
Name: Christopher Calisi
Title: President and Chief Executive Officer

Dated: September 15, 2006

/s/ Vernon A. LoForti
Name: Vernon A. LoForti
Title: Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Overland Storage, Inc. and will be retained by Overland Storage, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.